UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

SAJAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1881957
(State or other juris-	(I.R.S. Employer
diction of incorporation	Identification No.)
or organization)

625 Whitetail Blvd.

River Falls, Wisconsin 54022

(Address of Principal Executive Offices and Zip Code)

2014 Equity Incentive Plan

(Full title of the plan)

Thomas P. Skiba

Chief Financial Officer

625 Whitetail Blvd.

River Falls, Wisconsin 54022

(715) 426-9505

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John R. Houston

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402-1425

Telephone: (612) 492-7000

Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	375,000	$6.50	$2,437,500	$313.95

(1)	Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the Plan.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the OTCQB on July 23, 2014.

EXPLANATORY NOTE

Sajan, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register the issuance of 375,000 shares of common stock reserved for issuance under the Sajan, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which was effective on March 12, 2014 and approved by the Registrant’s stockholders on June 12, 2014. The shares being registered include 375,000 shares of common stock newly reserved for issuance under the 2014 Plan. No further awards will be granted under the Registrant’s prior plan, the 2004 Amended and Restated Long-Term Incentive Plan, as of June 12, 2014.

PART I

The documents containing the information specified in Part I of Form S-8 are omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. Such documents will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference herein:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

2.	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2013; and

3.	The description of the Registrant’s common stock included in its Registration Statement on Form 8-A, filed on October 4, 2005, as amended on June 23, 2010, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Registrant’s certificate of incorporation provides that it will indemnify its officers, directors, employees and agents and other persons who serve other enterprises in such or similar capacities to the fullest extent authorized by the Delaware General Corporation Law.

In addition, pursuant to the Registrant’s bylaws, it will indemnify its officers, directors, employees and agents and other persons who serve other enterprises in such or similar capacities as provided in its certificate of incorporation. Additionally, the indemnification provided by the Delaware General Corporation Law and the Registrant’s certificate of incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled by any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

In addition to the indemnification provisions of the Delaware General Corporation Law and the Registrant’s certificate of incorporation and bylaws, the Registrant has entered into indemnification agreements with its directors and officers. These agreements, among other things, require the Registrant to indemnify its executive officers and directors to the fullest extent permitted by applicable law for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or officer in any action or proceeding arising out of his or her service as a director, officer, agent or fiduciary of the Registrant or of any other enterprise that such person is or was serving at the Registrant’s express written request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. The agreements also require the Registrant to advance expenses incurred by or on behalf of the director or officer seeking indemnification. The Registrant believes that these agreements are reasonable, prudent, and necessary to attract and retain qualified directors and officers.

Finally, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the Registrant’s bylaws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

23.2	Consent of Baker Tilly Virchow Krause, LLP.

24.1	Power of Attorney (included on signature page hereof).

99.1	2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed June 16, 2014).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of River Falls, State of Wisconsin, on July 25, 2014.

SAJAN, INC.

By:	/s/ Shannon Zimmerman
Shannon Zimmerman
Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Shannon Zimmerman and Thomas P. Skiba his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Sajan, Inc. relating to the Registrant’s 2014 Equity Incentive Plan, any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and any or all future Form S-8 Registration Statements filed for the purpose of registering additional shares resulting from share increases under the Registrant’s 2014 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date listed below.

Signature	Title	Date
/s/ Shannon Zimmerman Shannon Zimmerman	Director, Chairman, Chief Executive Officer, and President (Principal Executive Officer)	July 25, 2014
/s/ Angela Zimmerman Angela Zimmerman	Director	July 25, 2014
/s/ Thomas P. Skiba Thomas P. Skiba	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2014
/s/ Michael W. Rogers Michael W. Rogers	Director	July 25, 2014
/s/ Benno G. Sand Benno G. Sand	Director	July 25, 2014
/s/ Benjamin Allen Benjamin Allen	Director	July 25, 2014

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

23.2	Consent of Baker Tilly Virchow Krause LLP.

24.1	Power of Attorney (included on signature page hereof).

99.1	2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed June 16, 2014).